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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-32215, 333-73173 and 333-101164) and Form S-8
(No. 333-93269, 333-09821, 333-22059, 333-22037, 333-22313, 333-35790, 33-65269,
33-44314, 2-86275, 2-86274) of Xerox Corporation of our report dated January 28, 2003, except for Notes 9, 15 and 20 which are as of April 30, 2003, March 27, 2003 and June 25, 2003, relating to the financial statements, which appears in this Current Report on Form 8-K. We also consent to the incorporation by reference of our report dated January 28, 2003 relating to the financial statement schedule, which appears in the 2002 Annual Report on Form 10-K.

/S/  PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Stamford, CT
July 23, 2003